UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 6, 2011
Date of Report (Date of earliest event reported)

TRESORO MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52660 (Commission File Number)	20-1769847 (IRS Employer Identification No.)

880-666 Burrard Street Vancouver, BC (Address of principal executive offices)	V6C 2G3 (Zip Code)

(604) 681-3130
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure

On December 6, 2011, the Company issued a news release announcing that the British Columbia Supreme Court has today issued Reasons for Judgment granting an injunction against both Rahim Jivraj, the former President, CEO and a director of the Company ("Mr. Jivraj"), and Mercer Gold Corp. ("Mercer BC"), a privately held British Columbia company owned and/or controlled by Mr. Jivraj, enjoining each of them from taking any steps to interfere with the Company's role as operator of the Guayabales Gold Project located in Colombia (the "Property") and interfering with the Company's rights as optionee under that certain Mineral Assets Option Agreement, dated for reference effective as at April 13, 2010, between the Company and Mercer BC relating to the Property, pending completion of the arbitration proceeding commenced by the Company with respect to such matter.

A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01      Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro forma Financial Information

Not applicable.

(c)     Shell Company Transaction

Not applicable.

(d)     Exhibits
Exhibit	Description
99.1	Press Release dated December 6, 2011 *

*    Furnished as an exhibit hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TRESORO MINING CORP.
DATE: December 6, 2011	/s/ William D. Thomas William D. Thomas CFO, Secretary, Treasurer and a director

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